Exhibit (h)(4)(v)

AMENDMENT No. 5

To

Transfer Agency and Service Agreement

Between

Each of the Entities, Individually and not Jointly, as Listed on Schedule A

And

Boston Financial Data Services, Inc.

This Amendment is entered into as of this 27th day of February, 2017, between Boston Financial Data Services, Inc. (the “Transfer Agent”) and Each of the Entities, Individually and not Jointly, as listed on Schedule A (collectively, the “Funds” and individually, the “Fund”). In accordance with Section 16.1 (Amendment) and Section 17 (Additional Portfolios/Funds) of the Transfer Agency and Service Agreement between the parties dated October 29, 2014, as amended (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of February 27, 2017; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “February 27, 2017 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this February 27, 2017 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this February 27, 2017 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first above written.

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A	BOSTON FINANCIAL DATA SERVICES, INC.

By: /s/ Steven M. Joenk	By: /s/ Joseph M. Filardo

Name: Steven M. Joenk	Name: Joseph M. Filardo

Title: Chairman, Chief Executive Officer and President	Title: Vice President –Relationship Mgmt
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

1290 Funds

Fund	Type of Entity	Jurisdiction
1290 Funds	Statutory Trust	Delaware

1290 Convertible Securities Fund

1290 DoubleLine Dynamic Allocation

1290 GAMCO Small/Mid Cap Value Fund

1290 Global Talents Fund

1290 High Yield Bond Fund

1290 Low Volatility Global Equity Fund

1290 Multi-Alternative Strategies Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 Retirement 2060 Fund

1290 SmartBeta Equity Fund

1290 Unconstrained Bond Managers Fund

1290 Funds